Exhibit 10.3.2
                                                                  --------------
                              INVESTORS' AGREEMENT

     This INVESTORS' AGREEMENT (this "Agreement") is made and entered into as of May 24, 2004, by and between VoIP, INC., a Texas corporation and iCABLE SYSTEMS CO., LTD., a Korean corporation ("iCable"). (Each of VoIP and iCable is referred to herein as a "Party".)

                               W I T N E S S E T H

     WHEREAS, the Parties have formed iMax Solutions, Inc. as a Nevada corporation (the "Company") to act as a joint venture vehicle for the Parties to develop the voice-over-Internet-protocol business and production of iCable in the North & South Americas, and;

     WHEREAS, the Parties desire to cooperate in the development of the business of the Company as set forth herein.

     NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants, conditions and agreements contained herein, the Parties hereto, intending to be legally bound by the terms hereof, agree as follows:

SECTION 1. DEFINITIONS.

     As used in this Agreement, the following terms have the following meanings:

     "Affiliate" or "affiliate" shall mean, with respect to any Person, (i) any other Person directly or indirectly owning, controlling or holding with power to vote 50% or more of the outstanding voting securities of the specified Person;
(ii) any other Person 50% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote by the specified Person; (iii) any other Person directly or indirectly controlling, controlled by or under common control with the specified Person; or (iv) any officer, director, partner or sanguineous or affined kin of the specified Person or of any other Person described in clause (iii) above.

     "Commission"   shall  mean  the  United  States   Securities  and  Exchange
Commission or any other similar or successor agency of the federal government administering the Securities Act.

     "Common Stock" shall mean the common stock of the Company, par value $.001 per share.

     "Holders" shall mean any Person holding any of the Common Stock.

     "iCable" means iCable Systems, Co., Ltd., a Korean corporation.

     "Company  Stock"  shall have the  meaning  ascribed to such term in Section
3.1.

     "Person" shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or government or agency or political subdivision thereof.



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     "Sale  Contract"  shall have the  meaning  ascribed to such term in Section
4.3.

     "Securities Act" shall mean the Securities Act of 1933, as amended, or any successor Federal statute and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

     "Tag Transaction" shall have the meaning ascribed to such term in Section 4.1.

     "Tagalong  Party"  shall have the meaning  ascribed to such term in Section
4.1.

     "Transfer" shall have the meaning ascribed to such term in Section 3.4. For the avoidance of doubt, the term "Transfer" shall not include a pledge or hypothecation, but shall include any transfer upon the foreclosure or realization of collateral arising from a pledge or hypothecation.

     "Transferor" shall have the meaning ascribed to such term in Section 4.1.

     "Transferee" shall have the meaning ascribed to such term in Section 4.1.

     "VoIP" shall mean VoIP, Inc., a Texas corporation.

     "Product"  of  this  agreement  shall  mean  VoIP  CPE  (Customer   Premise
Equipment) developed by iCable.

SECTION 2. FORMATION OF COMPANY

     2.1 Each of the Company, VoIP and iCable hereby agree to cause the Company to be formed in the State of Nevada and domiciled in the State of Florida. The Company shall share office space with VoIP. The articles of incorporation of the Company shall be filed substantially in the form of Exhibit A attached hereto. The bylaws and organizational minutes of the Company shall be adopted substantially in the form of Exhibit B and Exhibit C, respectively, attached hereto. Immediately upon being authorized to do so, the Company shall adopt, ratify and become a Party hereto with the same effect as if it were an original signatory.

SECTION 3. CONTRIBUTION AND OTHER AGREEMENTS

     3.1 Each of VoIP and iCable hereby agree to contribute and convey an amount equal to $50.00 per share of common stock within ten (10) days after execution hereof ($25,500 from VoIP and $24,500 from iCable) in exchange for issuance of common stock (collectively, the "Company Stock").

     3.2 In addition, the Parties agree to contribute the following property and rights to the Company:

          (a) iCable will contribute all of its rights and interests in contracts and rights with his current customers in the North & South Americas. A list of such contracts is set forth on Schedule A.




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          (b) iCable will  license to the  Company,  pursuant to a  royalty-free license agreement to be completed within 30 days containing the following terms, among others:

               (i) the Company shall have the exclusive right to use iCable's intellectual property and rights to its products in the North & South Americas.

               (ii) iCable will not sell direct to any customer that will resell such products into the Company's territory.

               (iii) A list of all intellectual property rights and interests to be licensed is set forth on Schedule B (the "Intellectual Property").

               (iv) Goods sold from iCable to the Company will be priced competitively with only a normal, agreed profit margin.

               (v)  iCable  will   license  its  patent  for  the  PSTN  version
          (MTA-V102C) to the Company.

               (vi) The Company will receive compensation for sales in Asia by iCable resulting from efforts by the Company or VoIP, and upon agreement by the parties in other countries in the Eastern Hemisphere.

               (vii) All existing contract discussions between iCable and customers in the joint venture territory (including AT&T) will be treated as customers of the Company.

          (c) iCable will contribute to ensure that the turnover from the operations of the Company for the year 2004, 2005 and 2006 shall be $10mill, $25mill and $40mill, respectively (Schedule 2.) (Turnover))..

     3.3 Each Party hereto understands and agrees that the Company will cause the legends set forth below to be placed upon any certificates or other documents or instruments evidencing ownership of the Company Stock:

       "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF THAT CERTAIN INVESTORS' AGREEMENT DATED AS OF MAY 24, 2004 BY AND AMONG VoIP, INC. AND iCABLE SYSTEMS, LTD.

       "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT OR EXEMPT FROM SUCH REGISTRATION."

     3.4 VoIP agrees to pay to iCable the sum of USD 5,000,000, of which $2,500,000 shall be payable in cash on June 30th, 2004, or within a reasonable amount of time thereafter not to exceed 30 days and $2,500,000 in cash by July 30, 2004, or within a reasonable amount of time thereafter not to exceed 60 days. iCable may use the proceeds of such payments for any legitimate purpose.




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


     3.5 Proxy. VoIP hereby grants to iCable an irrevocable proxy to vote a total of 20 shares of the Company's Stock owned by VoIP, thus granting to iCable and its affiliates the right to vote an aggregate of 51% of the Company's Stock.

     3.6 Mr. Jinsu Chung, CEO of iCable, shall remain as CEO of the Company until the expiration date of this agreement.

SECTION 4. TAGALONG RIGHTS.

     4.1 If either Party or any Affiliate thereof ("Transferor") transfers, other than in a public offering pursuant to a registration statement, any shares of Company Stock held by such Transferor to any Person or Persons other than to an Affiliate of such Party (a "Transferee") in one transaction or a series of related transactions, which transfer or transfers constitute the Transfer of a majority of the shares of Company Stock held by the other Party, respectively (a "Tag Transaction"), then the other Party or any Affiliate of the other Party (the "Tagalong Party") shall have the right to sell to the Transferee, at the same price per share and otherwise substantially on the same terms and conditions as provided with respect to the sale by the Transferor to the Transferee, up to the number of shares of Common Stock (rounded to the nearest whole share) equal to the product of (i) the total number of shares of Common Stock which the Tagalong Party then owns and (ii) a fraction with a numerator equal to the number of shares of Company Stock then proposed to be sold by the Transferor and a denominator equal to the total number of shares of Company Stock owned by the Transferor. The right of the Transferor to sell shall be subject to the condition that the Transferor shall cause the Transferee that proposes to purchase the shares of the Transferor to offer to purchase, at the same price per share and otherwise substantially on the same terms, such number of shares from the Tagalong Party; provided, however, that if the Transferee is for any reason unwilling or unable to purchase the aggregate number of shares from the Transferor to be purchased together with the Tagalong Party desiring to Transfer shares in such transaction, then the number of shares to be sold by each shall be proportionally reduced (based on the total number of shares originally proposed to tag along or be sold) to such number as, when taken with the number of shares to be sold by each other such Party, shall be equal to the number of shares which such Transferee is willing or able to purchase (provided that such Transfer shall satisfy the conditions set forth in the first sentence of this Section 4.1).

     4.2 The Transferor shall give written notice to the other Party, and to any Affiliate of the other Party to whom the other Party has Transferred Company Stock (notice of which such Affiliate transferees has been given to the Transferor) at least fifteen (15) business days prior to any proposed Transfer(s) of Company Stock constituting a Tag Transaction. The notice shall specify the proposed Transferee, the number of shares of Common Stock to be sold, the amount and type of consideration to be received therefor, and the place and date on which the sale is to be consummated. If the Tagalong Party desires to include shares of Company Stock in such sale pursuant to Section 4.1, the Tagalong Party shall be required to notify the Transferor not more than ten
(10) business days after its receipt of the notice required to be delivered by the Transferor in order to exercise its tagalong rights under Section 4.1. Failure to give such notice shall constitute an election not to exercise such right and upon the closing of such Transfer the tagalong right terminates.




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


     4.3 If a Transferor proposes to Transfer to any Affiliate thereof any of the Company Stock held by such Transferor, then such Transferor, as a condition to the Transfer, (i) shall cause such Affiliate to agree to be bound by this
Section 4 and such Affiliate  shall thereupon be deemed to be a Party hereto and
(ii) shall notify the other Party of the identity and address of the Affiliate transferee.

SECTION 5. REPRESENTATIONS AND WARRANTIES OF THE PARTIES.

     Each of VoIP and iCable hereby represents and warrants as of the date of this Agreement as set forth below:

     5.1 Organization, Good Standing and Qualification. Each (a) is a corporation duly organized, validly existing and in good standing under the laws of its incorporation; (b) has the corporate power and authority to own and operate its properties and assets, to execute and deliver this Agreement and the other documents contemplated herein.

     5.2 Authorization; Binding Obligations. All corporate action on the part of each Party, its officers and directors necessary for the authorization of this Agreement, the performance of all obligations hereunder has been taken. The Agreement, when executed and delivered and to the extent it is a Party thereto, will be valid and binding obligations of each Party enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights, and (b) general principles of equity that restrict the availability of equitable or legal remedies.

     5.3 Intellectual Property.

          (a) Schedule B lists all of iCable's Intellectual Property. iCable owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes necessary for its business as now conducted and to iCable's knowledge as presently proposed to be conducted, without any known infringement of the rights of others. There are no outstanding options, licenses or agreements of any kind relating to the foregoing proprietary rights, nor is iCable bound by or a Party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes of any other person or entity other than such licensees or agreements arising from the purchase of "off the shelf" or standard products.

          (b) Except as set forth on Schedule B, iCable has not received any communications alleging that iCable has violated any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity, nor is iCable aware of any basis therefore.




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

     5.4 Compliance with Other Instruments. Neither Party is in violation or default of any term of its Charter or Bylaws, or of any material provision of any mortgage, indenture, contract, agreement, instrument or contract to which it is Party or by which it is bound or of any judgment, decree, order or writ. The execution, delivery and performance of and compliance with this Agreement will not, with or without the passage of time or giving of notice, result in any such material violation, or be in conflict with or constitute a default under any such term or provision, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of either Party or the suspension, revocation, impairments, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to either Party, its business or operations or any of its assets or properties.

     5.5 Litigation. There is no action, suit, proceeding or investigation pending or currently threatened against either Party that prevents such Party from entering into this Agreement or transactions contemplated hereby or thereby, or which might result, either individually or in the aggregate, in any material adverse change in the assets, condition, affairs or prospects of either Party, financially or otherwise. Neither Party is a Party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by either Party currently pending or which such Party intends to initiate.

     5.6 Compliance with Laws; Permits. Neither Party is in violation in any material respect of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties which violation would materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of such Party. No governmental orders, permission, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of this Agreement, except such as has been duly and validly obtained or filed, or with respect to any filings that must be made after the Closing, as will be filed in a timely manner. Each Party has all material franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which would materially and adversely affect the business, properties, prospects or financial condition of such Party.

     5.7 Insurance. Each Party has general commercial, product liability, fire and casualty insurance policies with coverages which such Party believes are customary for companies similarly situated in the same or similar business.

     5.8 Investment Representations. Both Parties understand that the Company's securities are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon the purchasers' representations contained in the Agreement, including, without limitation, that the purchaser is an "accredited investor" within the meaning of Regulation D under the Securities Act of 1933, as amended (the "Securities Act"). Each Party confirms that it has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Company's shares acquired by it. Each Party further confirms that it has had an opportunity to ask questions and receive answers from the Company regarding the Company's business, management and financial affairs and the terms and conditions of the securities and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to such Party or to which such Party had access.



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

     5.9 Each Party Bears Economic Risk. Each Party has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. Each Party must bear the economic risk of this investment until the securities are sold pursuant to (i) an effective registration statement under the Securities Act, or (ii) an exemption from registration is available with respect to such sale.

     5.10 Acquisition for Own Account. Each Party is acquiring the shares for purchasers' own account for investment only, and not as a nominee or agent and not with a view towards or for resale in connection with their distribution.

SECTION 6. RESTRICTIONS ON TRANSFER.

     6.1 Restrictions on Transfer. No sale, assignment, transfer, pledge, hypothecation, or other disposition, voluntary and involuntary, of any of the Company Stock, now or hereafter owned or held by any Party, or of any interest therein (hereinafter referred to as a "Transfer of Stock"), shall be valid, enforceable or effective unless made in accordance with all of the terms and provisions of this Agreement.

     6.2 Method of Transfer. Neither of the Parties shall make any Transfer of Stock unless he shall have first offered all of his shares of stock to the other Party in the manner and to the extent hereinafter set forth.

          (a) Transmitting of Offer Received by a Party. The Party purporting to effect a Transfer of Stock (hereinafter referred to as the "Offeror") shall transmit to the other Party by certified mail, return receipt requested, a true copy of a bona fide written offer or other instrument pertaining to the purchase of any or all of the Offeror's stock, together with sufficient information from which a judgment may be made as to the ability of such Offeror to perform such offer and as to the desirability of permitting the prospective purchaser to be a shareholder of the Corporation.

          (b) Option to Other Party. The other Party shall have the option, exercisable within thirty (30) days of the receipt of any notice of a Transfer of Stock, to purchase such Company Stock on the same terms and conditions contained in the offer, at a price equal to the lesser of the price contained in the offer or the "Option Price" set forth in Section 6 hereof.

          (c) Sale Following Option Period. In the event that any Company Stock has been offered for sale under and pursuant to this Section 6, and such offer has not been finally accepted in accordance with the provisions hereof, any stock upon which such option has not been exercised may be sold or disposed of upon the terms and conditions contained in the offer within ten (10) days after the expiration of the last date of any right to purchase, provided that the purchaser or purchasers who acquire the same shall hold the stock subject to the terms of this Agreement. Any such stock which is not sold or disposed of within such ten (10) day period shall again become fully subject to the terms of this Agreement.





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     6.3 Permitted  Transfers.  There shall be no restriction  upon the right of
Party to make a Transfer of Stock to its employees, officers, directors or to an affiliate. In the event of a Permitted Transfer, the transferring Party shall notify the other Party of the name and relationship to the transferor of the transferee.

     6.4 Transfer Contrary to Agreement. Any purported transfer in violation of any provisions of this Agreement shall be void and ineffectual, shall not operate to transfer any interest or title in the stock, and shall give the other Shareholder an option to purchase such shares for the price and on the terms and conditions provided for in Section 6.4.

     6.5 Optional Purchase Upon Other Events.

          (a) Optional Purchase Events. A Party may, at its option, purchase the other Party's Company Stock, in any of the following events:

               (i) any execution of a conveyance or other attempt to transfer or otherwise dispose of (voluntarily or involuntarily, including any transfer of beneficial or record interest upon termination of a marital relationship) all or any part of a Party's interest in a manner not expressly permitted under this Agreement.

               (ii) the making of any general assignment for the benefit of creditors by a Party;

               (iii) the filing of a voluntary petition in bankruptcy or a voluntary petition for an arrangement or reorganization under the Federal Bankruptcy Act by a Party;

               (iv) the appointment of a receiver or trustee for all or substantially all of a Party's property or assets if not removed within sixty (60) days; or

               (v) the entry of a final judgment, order or decree of a court of competent jurisdiction adjudicating a Party to be bankrupt, and the expiration without appeal of the period, if any, allowed by applicable law in which to appeal therefrom.

          (b) Option Price. The purchase price to be paid for any stock purchased pursuant to this Section 6.5 shall be the book value of the Company Stock as determined by the Company's independent accountants.

          (c) Option Terms. The purchase price payable under this Section 6.5 shall be payable within sixty (60) days of the event listed, and in the form of the purchaser's promissory note payable over 60 months, in equal installments of principal, plus interest on the unpaid principal balance at the prime rate of interest quoted in the Wall Street Journal. Obligor shall have the right to prepay the purchase price. Such purchase note shall be unsecured.




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SECTION 7. VOTING AGREEMENT.

     The Board of Directors of the Corporation shall consist of four (4) or more members. In elections to choose Directors of the Corporation, each Party agrees to vote all of the shares which he is entitled to vote, in person or by proxy, for the election of two members nominated by iCable and two members nominated by VoIP.

SECTION 8. CONFIDENTIALITY.

     8.1 Confidentiality.

          (a) Confidential Information. The Parties acknowledge that by reason of their relationship to each other under this Agreement, each will have access to certain information and materials concerning the other's business, plans, trade secrets, customers (including, but not limited to, customer lists), technology, and/or products that is confidential and of substantial value to that Party, which value would be impaired if such information were disclosed to Third Parties ("Confidential Information"). Each Party agrees that it will not use in any way other than expressly authorized or contemplated under this Agreement, nor disclose to any third Party, any such Confidential Information revealed to it by the other Party (except that Confidential Information may be disclosed, as required for the purposes of this Agreement, to any Regulatory Authority, an Affiliate, assignee, distributor, consultant or third Party contractor or research and development organization under similar written obligations of non-disclosure and non-use), and will take every reasonable precaution to protect the confidentiality of such information and with no less restrictive precautions than it takes to protect its own confidential information. If Confidential Information is required to be disclosed in response to a valid order by a court, Regulatory Authority or other government body of competent jurisdiction, or if otherwise required to be disclosed by law, or if necessary to establish the rights of either Party under this Agreement, the receiving Party shall use reasonable efforts to provide the disclosing Party with advance notice of such required disclosure to give the disclosing Party sufficient time to seek a protective order or other protective measures, if any are available, for such Confidential Information.

          (b) Exceptions. For purposes of this Agreement, information shall be deemed Confidential Information if such information, by its nature or due to the context within which it is disclosed, is obviously intended by the disclosing Party to be kept confidential even if not identified as such in writing or with legends or other markings. The person disclosing Confidential Information shall endeavor to confirm verbally disclosed Information as "CONFIDENTIAL" in writing, given the understanding that failure to do so does not constitute a designation of non-confidentiality, particularly when the confidential nature is apparent from context and subject matter. Upon request by a Party, the other Party will advise whether or not it considers any particular information or materials to be Confidential Information. Confidential Information does not include information, technical data or know-how that:




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

               (i) is or becomes publicly available through no fault of the receiving Party or its individual employees, agents or members amounting to a breach of this Agreement;

               (ii) is lawfully obtained on a non-confidential basis by the receiving Party from a third Party who is not obligated to retain such information in confidence;

               (iii) the receiving Party can demonstrate, by competent evidence, was known to it or any of its Affiliates from a source other than the disclosing Party or any of its Affiliates prior to the disclosure under this Agreement;

               (iv) the receiving Party can demonstrate by its written records is independently developed by employees of the receiving Party or an Affiliate of the receiving Party, which employees were neither privy to nor had access to the Confidential Information and which is developed without use in any way of the Confidential Information;

               (v) must be disclosed to  governmental  agencies,  provided that:
          (A) this exception shall only apply to disclosure to such agencies, and not to any other person or entity; and (B) the disclosing Party shall (1) provide the other Party with prompt notice (including copies of all written requests or demands) of any proposed disclosure to any governmental agency, with an explanation of the Confidential Information of the other Party to be disclosed; and (2) cooperate in any lawful effort by the other Party to prevent, limit or restrict disclosure of its Confidential Information to such government agency.

     8.2 Remedy. If either Party breaches any of its obligations with respect to this Article 8, or if such a breach is likely to occur, the other Party shall be entitled to seek equitable relief, including specific performance or an injunction, in addition to any other rights or remedies, including money damages, provided by law, without posting a bond.

     8.3 Return of Confidential Information. Within ten (10) days following the termination of any agreement between the Parties with respect to the subject matter the receiving Party agrees to promptly return all tangible items relating to the Confidential Information, including all written material, photographs, models, compounds, compositions and the like made available or supplied by the disclosing Party to the receiving Party, and all copies thereof, upon the request of the disclosing Party, except such records as may be required to be kept for FDA or other government regulatory compliance. Recipient further agrees to identify those persons to whom the Confidential Information that is the subject of this Agreement was disclosed upon request of the disclosing Party.

SECTION 9. FORCE MAJEURE.

     9.1 Force majeure. Neither Party shall be considered in default of performance of its obligations under this Agreement, except any obligation under this Agreement to make payments when due, to the extent that performance of such obligations is delayed by contingencies or causes beyond the reasonable control and not caused by the negligence or willful misconduct of such Party, including but not limited to strike, fire, flood, earthquake, windstorm, governmental acts or orders or restrictions, or force majeure, to the extent that the failure to perform is beyond the reasonable control of the nonperforming Party, if the Party affected shall give prompt written notice of any such cause to the other Party. The Party giving such notice shall thereupon be excused from such of its obligations under this Agreement for the period of time that it is so disabled.

SECTION 10. TERM AND TERMINATION.

     10.1 Term. This Agreement shall expire on December 31, 2026 (the "Initial Term"), after which this Agreement may be renewed for successive periods of one calendar year each, any such agreement to renew to be confirmed in writing by the Parties.

     10.2 Termination for Material Breach. Either Party may terminate this Agreement upon written notice if the other Party has breached any of its material obligations under this Agreement, and (a) such breach has not been cured within 60 days after written notice of the breach, or (b) if a plan, reasonably acceptable to the non-breaching Party, is not implemented to cure as soon as practicable after notice of the breach.

     10.3 Termination upon Insolvency. Either Party may, in addition to any other remedies available to it by law or in equity, terminate this Agreement immediately by written notice to the other Party upon (i) the filing by the other Party of a voluntary petition in bankruptcy or seeking reorganization, liquidation, dissolution, winding-up, arrangement, composition or readjustment of its debts or any other relief under any bankruptcy, insolvency, reorganization or other similar act or law of any jurisdiction now or hereafter in effect, (ii) the filing against such other Party of an involuntary petition in bankruptcy which is not dismissed within 60 days, (iii) the appointment of a receiver or trustee of any of such other Party's property if such appointment is not vacated within 60 days, (iv) the adjudication of such other Party as insolvent, or (v) the assignment of such other Party's property for the benefit of its creditors.

     10.4 Termination for Force Majeure. Either Party may terminate this Agreement upon thirty (30) days written prior notice in the event of the other Party's inability to substantially perform its obligations under this Agreement for more than one hundred eighty (180) days due to an event of force majeure as described in Article 9.

SECTION 11. INSPECTIONS

     11.1 Inspections. Each Party, upon its own discretion and at its own cost and expense, is entitled during ordinary business hours and at dates acceptable to the other Party to inspect or to have inspected, the other Party's plant and procedures used in the business of the Company.

     11.2 Books and Records. Each Party agrees to maintain and cause its Affiliates to maintain complete and accurate books and records of account so as to enable al other Parties to verify amounts due and payable under this Agreement. In particular, each Party shall preserve and maintain all such records and accounts required for audit for a period of four (4) years after the calendar quarter for which the record applies.

SECTION 12. DISPUTES.

     12.1 Arbitration. If the Parties' are unable to settle amicably any claim, dispute, controversy or difference arising out of or in relation to or in connection with this Agreement or for breach of this Agreement through consultation and negotiation in good faith and a spirit of mutual cooperation, then the dispute shall be resolved through binding arbitration in accordance with the rules of the American Arbitration Association then in effect. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. In any arbitration pursuant to this section, the award shall be rendered by a majority of the members of a board of arbitration consisting of three members, one being appointed by each Party and the third being appointed by mutual agreement of the two arbitrators appointed by the Parties. The place of arbitration shall be Ft. Lauderdale, Florida.

     12.2 UN Convention Not Applicable. The Parties expressly disclaim application to this Agreement of the United Nations Convention on Contracts for the International Sale of Goods, and agree that it shall not govern or apply to this Agreement or its performance or construction.

     12.3 Governing Law. This Agreement shall be governed, controlled, interpreted and defined by and under the laws of the State of Florida and the United States without regard to that body of law known as conflicts of law; provided that issues relating to the validity and enforceability of patents shall be governed by the laws of the jurisdiction by which such patent was granted.

SECTION 13. NATURE OF RELATIONSHIP

     13.1 No Agency; Independent Contractor. Each Party is and shall be considered to be an independent contractor of the other Party. Neither Party shall be the legal agent of the other for any purpose whatsoever and neither Party has any right or authority to make or underwrite any promise, warranty or representation, to execute any contract or otherwise to assume any obligation or responsibility in the name of or on behalf of the other Party. Neither Party shall be bound by or liable to any third persons for any act or for any obligation or debt incurred by the other toward such third Party, except to the extent specifically agreed to in writing by the Party so to be bound.

     13.2 Public Statements. The Parties shall endeavor to provide courtesy copies of any public announcements concerning the relationship created by this Agreement. Neither Party shall make any representations concerning the other without the prior consent from the other Party. Notwithstanding the foregoing, each Party consents to references to it in reports or documents or other disclosures sent to stockholders or filed with or submitted to any governmental authority or stock exchange. Except for such disclosure as is required by applicable law and/or stock exchange regulation, neither Party shall make any announcement, news release, public statement, publication or presentation relating to the existence of this Agreement or the arrangements referred to in this Agreement without first notifying the other Party.

SECTION 14. MISCELLANEOUS.

     14.1 Attorney's Fees and Expenses. If any Party hereto fails to perform any of its obligations under this Agreement, then the defaulting Party shall pay any and all costs and expenses incurred by the other Party on account of such default, including, without limitation, court costs and reasonable attorneys' fees and disbursements. Any such attorneys' fees and other expenses incurred by either Party in enforcing a judgment in its favor under this Agreement shall be recoverable separately from and in addition to any other amount included in such judgment, and such attorneys' fees obligation is intended to be severable from the other provisions of this Agreement and to survive and not be merged into any such judgment.

     14.2 Successors and Assigns; Termination. Except as otherwise expressly provided herein, this Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the Parties hereto; provided, however, that this Agreement shall terminate and not apply when Company Stock is no longer held by any of the Parties or their respective Affiliates.

     14.3 Amendment and Waiver, etc. This Agreement may be amended, but only with the written consent of each of the Parties hereto. No failure or delay (whether by course of conduct or otherwise) by the Parties hereto in exercising any right, power or remedy which they may have under this Agreement shall operate as a waiver thereof or of any other right, power or remedy, nor shall any single or partial exercise by the Parties hereto of any such right, power or remedy preclude any other or further exercise thereof or of any other right, power or remedy. No waiver of any provision of this Agreement and no consent to any departure therefrom shall ever be effective unless it is in writing and signed by each Party being adversely affected by such waiver or consent, and then such waiver or consent shall be effective only in the specific instances and for the purposes for which given and to the extent specified in such writing. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Parties at law or in equity or otherwise.

     14.4 Counterparts. Two or more duplicate originals of this Agreement may be signed by the Parties, each of which shall be an original but all of which together shall constitute one and the same instrument.

     14.5 Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

     14.6 Specific Performance. Each Party recognizes that money damages may be inadequate to compensate the other Parties for a breach hereunder, and each Party irrevocably agrees that the other Parties shall be entitled to the remedy of specific performance or the granting of such other equitable remedies as may be awarded by a court of competent jurisdiction in order to afford each Party the benefits of this Agreement and that each Party shall not object and hereby waives any right to object to such remedy or such granting of other equitable remedies on the grounds that money damages will not be sufficient to compensate the other Parties.

     14.7 Notices. All notices, requests, consents, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed sufficiently given or furnished upon delivery, when delivered by personal delivery, by telecopy, by delivery service with proof of delivery, or three (3) days after being deposited in the U.S. mail as registered or certified United States mail, postage prepaid, at the addresses set forth on the signature pages hereto (unless changed by similar notice in writing given by the particular person whose address is to be changed).

     14.8 Original Agreement; Entire Agreement. This Agreement constitutes the entire understanding between the Parties with respect to the subject matter hereof, superseding all prior negotiations, preliminary agreements, correspondence or understandings, written or oral between the Parties with respect to the subject matter hereof. Except as expressly provided herein, there are no representations or warranties of any Party hereto.

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                                       14

     IN WITNESS WHEREOF, the Parties hereto have executed this Investors' Agreement as of the day and year first above written.

                                                     VoIP, INC.,
                                                     a Texas corporation


                                                     By:  /s/ Steven Ivester
                                                        ------------------------
                                                        Steven Ivester, CEO




                                                     iCABLE SYSTEMS CO., LTD.
                                                     a Korean corporation


                                                     By:  /s/ Jinsu Chung
                                                        ------------------------
                                                        Jinsu Chung, CEO

                                   Schedule A
                                   ----------

Interests in contracts and rights with current customers in the North & South Americas

Partner Company                             Potential Final Customer
---------------                             ------------------------

Scientific Atlanta                          AT&T

Comcast                                     Comcast

Westell                                     Verizon

Westell                                     Bell South

Voiceglo                                    Voiceglo

                                   Schedule B
                                   ----------

      List of all intellectual property rights and interests to be licenses

o        MTA-A201 - 2 lines VoIP
o        MTA-A201C - 1 line VoIP 1 line PSTN
o        MTA-A201W - 2 lines VoIP/LAN (802.11b) or (g)
o        MTA-A201CW - 1 line VoIP, 1 line PSTN/LAN (802.11b) or (g)
o        MTA-C102 - 2 line VoIP
o        MTA-C101C - 1 Line VoIP 1 Line PSTN
o        MTA-C102W - 2 lines VoIP, 1 line PSTN/LAN (802.11b) or (g)
o        MTA-C102CW - 1 line VoIP, 1 line PSTN/LAN (802.11b) or (g)
o        MTA-102 - 2 lines VoIP
o        MTA-102C -1 line VoIP, 1 line PSTN
o        MTA-102W - 2 lines VoIP/LAN (802.11b) or (g)
o        MTA-102CW - 1 line VoIP, 1 line PSTN/LAN (802.11b) or (g)
o        8 port MTA
o        12 Port MTA
o        WIFI/WiMax phone
o        IP STB Set Top Box
o        Software integrated & implemented